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                            Andrews & Kurth L.L.P.
                          4200 Texas Commerce Tower
                             Houston, Texas 77002




July 11, 1994                                                   EXHIBIT 5.1



Trust Managers
Weingarten Realty Investors
2600 Citadel Plaza Drive, Suite 300
Houston, Texas  77008

Gentlemen:

                 We have acted as counsel for Weingarten Realty Investors (the "Company") in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to 300,020 shares of beneficial interest in the Company, par value $.03 per share (the "Shares"), to be offered by certain selling shareholders of the Company (the "Selling Shareholders"). At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

                 In our capacity as your counsel in the connection referred to above, we have examined (i) the Company's Amended and Restated Declaration of Trust and Amended Bylaws, each as amended to date, (ii) resolutions of the Board of Trust Managers of the Company authorizing the issuance of the Shares, and (iii) the originals, or copies certified or otherwise identified, of records of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed.

                 On the basis of the foregoing, and subject to the assumptions, limitations and qualifications hereinafter set forth, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

                 For the purposes of this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and (ii) all Shares will be sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement. We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement under the heading "Legal Matters."

                                              Very truly yours,

                                              Andrews & Kurth L.L.P.